EXHIBIT 99.1

Agreement of Reporting Persons

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Act”), Avenue Energy Opportunities Fund, L.P., Avenue Energy Opportunities Partners, LLC, Avenue Capital Management II, L.P., Avenue Capital Management II GenPar, LLC and Marc Lasry hereby agree to file jointly the statement on this Amendment No. 1 to Schedule 13G (this “Schedule 13G/A”) to which this Agreement is attached and any further amendments thereto which may be deemed necessary, pursuant to Regulation 13D-G under the Act.

It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness and accuracy of information concerning any other party unless such party knows or has reason to believe such information is inaccurate.

It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the statement on this Schedule 13G/A, and any amendments thereto, filed on behalf of each of the parties hereto.

Dated:  February 14, 2017

AVENUE ENERGY OPPORTUNITIES FUND, L.P.
By: Avenue Energy Opportunities Partners, LLC, its General Partner

By:	/s/ Eric Ross
Name: Eric Ross
Title: Attorney-in-Fact for Marc Lasry, Managing Member

AVENUE ENERGY OPPORTUNITIES PARTNERS, LLC

By:	/s/ Eric Ross
Name: Eric Ross
Title: Attorney-in-Fact for Marc Lasry, Managing Member

AVENUE CAPITAL MANAGEMENT II, L.P.

By: Avenue Capital Management II GenPar, LLC,
its General Partner

By:	/s/ Eric Ross
Name: Eric Ross
Title: Attorney-in-Fact for Marc Lasry, Managing Member

AVENUE CAPITAL MANAGEMENT II GENPAR, LLC

By:	/s/ Eric Ross
Name: Eric Ross
Title: Attorney-in-Fact for Marc Lasry, Managing Member

MARC LASRY

By:	/s/ Eric Ross
Name: Eric Ross
Title: Attorney-in-Fact for Marc Lasry